[Exhibit 10fff to Colonial Gas Company Form 10-Q for the period ended March 31, 1994]


                            AMENDMENT

     COLONIAL GAS COMPANY ("Colonial"), successor in interest to Lowell Gas Company ("LGC") and Cape Cod Gas Company ("CCGC"), and CHARLES O. SWANSON, II a.k.a. C.O. Swanson (hereinafter, "Employee") hereby agree to amend further that certain Agreement dated March 28, 1978 between LGC, CCGC and Employee (the "1978 Supplemental Retirement Agreement") which was previously amended by Agreement dated December 29, 1981 (the "1981 Amendment Agreement") by adding the following at the end of Section 3 of the 1981 Amendment Agreement:

     So long as Employee retires after April 1, 1994, or in the event at any time he becomes disabled (meaning a medical disability or physical impairment renders him unable to perform his duties), the computation of retirement benefits in A) and B) above shall be done using the greater of (i) Employee's actual number of years of service with Colonial (and any predecessors in interest such as Lowell Gas Company and Cape Cod Company), (ii) the number of years of service Employee would have had with Colonial (and any predecessors in interest such as Lowell Gas Company and Cape Cod Gas Company) at age 65 if Employee retires before age 65, or (iii) 25 years. In addition, with respect to the computation in B) above, the pensionable compensation cap under Section 401(a)(17) of the Internal Revenue Code shall be disregarded. The provisions of this
     Section 3 shall be for computation purposes only, and shall in no way affect the pension benefits actually payable from the Colonial Gas Company Retirement Plan (which is hereby acknowledged and confirmed as the successor to the Colonial Pension Plan).

     The remainder of the 1978 Supplemental Retirement Agreement, as amended by the 1981 Amendment Agreement, shall not in any way be affected by this Amendment and is hereby ratified and confirmed.

     IN WITNESS WHEREOF, Colonial (intending to bind itself and its successors and assigns) and Employee, hereto set their hands and seals this 24th day of March, 1994.




COLONIAL GAS COMPANY               EMPLOYEE

F.L. Putnam, Jr.                  Charles O. Swanson II
Chairman & Chief Executive
Officer


[End of Exhibit 10fff to Colonial Gas Company Form 10-Q for the
             period ended March 31, 1994]